EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION.1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cosi, Inc. (the "Company") on Form 10-Q for the period ended September 28, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, R.J. Dourney, Chief Executive Officer, President and Director of the Company, and I, Miguel Rossy-Donovan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge on the date hereof:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2015	/s/ R.J. DOURNEY
R.J. Dourney
President,
Chief Executive Officer, and Director

Date: November 12, 2015	/s/MIGUEL ROSSY-DONOVAN
Miguel Rossy-Donovan
Chief Financial Officer (chief accounting officer)
Treasurer and Secretary

A signed original of this written statement required by Section 906 has been provided to Cosi, Inc. and will be retained by Cosi, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.